EXHIBIT 10(1)


                         DEFERRED COMPENSATION AGREEMENT


                                     between

                                CITY SAVINGS BANK

                                       and

                                  GEORGE KOEHM




                           Effective November 1, 2003

                                TABLE OF CONTENTS

                                                                            Page

1.       DEFINITIONS...........................................................1

2.       VESTING...............................................................3
         2.1      Vested Percentage............................................3

3.       RETIREMENT BENEFIT....................................................3
         3.1      Retirement Benefit...........................................3
         3.2      Full Retirement Benefit......................................4
         3.3      Payment of Retirement Benefit................................4
         3.4      Effect of Employee's Death...................................4

4.       DISABILITY............................................................4
         4.1      Disability Benefit...........................................4
         4.2      Effect of Employee's Death...................................4
         4.3      Evidence of Disability.......................................4

5.       CHANGE IN CONTROL; EARLY RETIREMENT BENEFIT...........................5
         5.1      Early Retirement Benefit.....................................5
         5.2      Effect of Employee's Death...................................5

6.       DEATH BENEFIT.........................................................5
         6.1      Death Benefit................................................5
         6.2      Death Benefit Before Retirement..............................5
         6.3      Death During Early Retirement................................5
         6.4      Death During Retirement Period...............................5
         6.5      Split Dollar Insurance.......................................5

7.       SOURCE OF BENEFITS, INVESTMENT OF CONTRIBUTIONS.......................6
         7.1      Benefits Payable from General Assets.........................6
         7.2      Trust........................................................6
         7.3      Investments to Facilitate Payment of Benefits................6

8.       ADMINISTRATION OF AGREEMENT...........................................7
         8.1      Appointment of Plan Administrator............................7
         8.2      Plan Administrator's Rules and Powers........................7
         8.3      Reliance on Certificate......................................7
         8.4      Liability of Plan Administrator..............................7
         8.5      Interpretation of Plan.......................................7

9.       CLAIMS FOR BENEFITS...................................................7
         9.1      Claims Procedures............................................7
         9.2      Review Procedure.............................................8

10.      MISCELLANEOUS.........................................................8
         10.1     Tax Withholding..............................................8
         10.2     Coverage by ERISA............................................8
         10.3     Not an Employment Contract...................................8
         10.4     Other Benefits...............................................9
         10.5     Restrictions on Alienation of Benefits.......................9
         10.6     Notice.......................................................9
         10.7     Change of Address............................................9
         10.8     Entire Agreement.............................................9
         10.9     Effect of Provisions.........................................9
         10.10    Governing Law...............................................10
         10.11    FDIC, Other Rules...........................................10

                                CITY SAVINGS BANK

                         DEFERRED COMPENSATION AGREEMENT


     This Agreement is entered into effective as of November 1, 2003 (the "Effective Date"), by and between CITY SAVINGS BANK, a thrift chartered in the state of Indiana having its principal place of business in Michigan City, Indiana ("Employer") and GEORGE KOEHM ("Employee").

                                    RECITALS

     A. Employee has been a dedicated and productive employee for 3 years, and is Chief Financial Officer of Employer. Employee has been substantially responsible for the growth and profitability of Employer.

     B. In his service for Employer, Employee has both brought and acquired distinctive skills and abilities and an extensive background in and knowledge of Employer's banking business, all of which enable Employee to perform his duties for, and fulfill his responsibilities to, Employer in an outstanding manner.

     C. Employer desires to provide Employee with additional incentives to continue his employment with Employer so that Employer will further benefit from Employee's banking experience, skills, abilities, background and knowledge.

     D. Employee desires to remain employed by Employer and to receive the deferred compensation provided in this Agreement in addition to the compensation and benefits otherwise available to Employee.

                                    AGREEMENT

     In consideration of Employee's past and present services for Employer and the covenants contained in this Agreement, Employer and Employee mutually agree as follows:

1. DEFINITIONS

     For purposes of this Agreement, the following phrases or terms will have the indicated meanings unless other meaning is clearly apparent from the context:

     "Beneficiary" means the person or persons or the estate of Employee that is designated by Employee to receive the Death Benefit under this Agreement pursuant to a beneficiary designation form validly executed in accordance with the terms of this Agreement and accepted by the Plan Administrator. In the event that Employee dies without a surviving designated Beneficiary, the Death Benefit will be paid to the personal representative of Employee's estate.

         "Benefit" or "Benefits" means the Death Benefit, Disability Benefit, Early Retirement Benefit, and/or Retirement Benefit pursuant to this Agreement.

     "Cause" for termination of employment means:

          (a)  personal dishonesty,

          (b)  incompetence,

          (c)  material misconduct,

          (d)  breach of fiduciary duty involving personal profit,

          (e) failure to perform duties required by his employment or failure to perform duties of his position,

          (f) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or

          (g) violation of any rule, prescription or requirement set out in Employer's Personnel Policy, if said Personnel Policy provides for termination of employment.

Notwithstanding the foregoing, Employee will not be deemed to have been terminated for Cause unless and until there has been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than the entire membership of the Board of Directors of Employer at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors Employee was guilty of conduct constituting Cause as defined above and specifying the particulars for such finding in detail.

     "Change in Control". For purposes of this Agreement, a "Change in Control" of Employee shall mean an acquisition of "control" of the Employer or of City Savings Financial Corporation, Employer's parent corporation (the "Holding Company"), within the meaning of 12 C.F.R. ss. 574.4 (a) (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Holding Company or any of its subsidiaries).

     "Competing Entity" means a bank or other entity providing banking services in Employer's Primary Service Area.

     "Death Benefit" means the benefit described in Section 6 of this Agreement.

     "Disability Benefit" means the Benefit described in Section 4 of this Agreement.

     "Disabled" or "Disability" means a physical or mental condition resulting from bodily injury, disease, or mental disorder that renders Employee incapable of continuing his usual and customary employment with Employer and which is expected to last at that degree of severity for at least 12 months or is expected to result in death, all as determined by a licensed physician chosen by the Employer. The Plan Administrator will have the authority to reduce the level of Disability required to entitle Employee to the Disability Benefit under
Article 4 in its sole discretion, but will not be obligated to do so.

     "Early Retirement Benefit" means the Benefit described in Section 5 of this Agreement.

     "Effective Date" means November 1, 2003.

     "Employee" means George Koehm.

     "Employer" means City Savings Bank, a thrift chartered in the state of Indiana, or its successor in interest.

     "Plan  Administrator"  means  the  Board  of  Directors  of  Employer,   as
constituted from time to time; provided however that the Board of Directors of Employer may designate another Plan Administrator.

     "Primary Service Area" means the geographic area designated by Employer as its primary market area in its usual and customary reports and filings with the regulatory bodies.

     "Retirement" means termination of the employment of the Employee following the Employee's sixty-fifth birthday.

     "Retirement Benefit" means the Benefit described in Section 3.1 of this Agreement.

     "Vested" refers to the portion of Employee's Benefits under this Agreement that have been earned and are no longer forfeitable if Employee voluntarily terminates his employment with Employer or is involuntarily terminated by Employer without Cause.

     "Vested Percentage" has the meaning given in Section 2.1

2. VESTING

     2.1 Vested Percentage. The portion of Employee's Benefits that are Vested is referred to as Employee's "Vested Percentage." As of the Effective Date, Employee's initial Vested Percentage is 0%. On each anniversary of the Effective Date, Employee shall become Vested in his Benefits to the extent of an additional 10%, so that at a date which is ten years following the Effective Date his Vested Percentage shall be 100%.

3. RETIREMENT BENEFIT

     3.1 Retirement Benefit. Upon Employee's termination of employment with Employer for any reason other than involuntary termination for Cause, Employee will be entitled to a Retirement Benefit consisting of 15 annual installments in an amount equal to the Full Retirement Benefit (as described in Section 3.2 and adjusted as provided in that Section) multiplied by Employee's Vested Percentage determined as provided in Section 2, payable as provided in Section 3.3.

     3.2 Full Retirement Benefit. The Full Retirement Benefit (when Employee is fully Vested) is 15 annual payments. The first annual payment will be 60% of the prior 12 months W-2 income. The second year of Full Retirement Benefit will be increased by a 3.0% cost of living adjustment. Furthermore, subsequent annual payments will also be increased by a 3.0% per annum cost of living adjustment. Thus, for example, if payment commences in 2027, and Employee earned $150,000 during the 12 months prior to retirement, the Full Retirement Benefit payment will be 90,000 for 2027; $92,700 of for 2028, the payment for 2029 will be $95,481, etc.

     3.3 Payment of Retirement Benefit. Payment of the Retirement Benefit will commence on the later of January 1, 2020, or the first day of the calendar year following Employee's Retirement from Employer. The Retirement Benefit will be payable in annual or other mutually agreed upon convenient installments.

     3.4 Effect of Employee's Death. In the event Employee dies before retiring from Employer or after retirement and before all installments of Retirement Benefit due as provided in this Section 3 have been paid, Employee's Beneficiary will receive the Death Benefit described in Section 6 and will not be entitled to receive any further installments of Retirement Benefit. In the event Employee dies after receiving all installments of Retirement Benefit, Employee's Beneficiary will be entitled to receive the Death Benefit outlined in Section 6.

4. DISABILITY

     4.1 Disability Benefit. Upon termination of Employee's employment with Employer due to Disability:

          (a)  Employee's Vested Percentage will automatically become 100%;

          (b) Employee will be entitled to a Disability Benefit consisting of 15 annual installments in an amount equal to 60% of the prior 12 months W-2 income. The second and each subsequent installment of Disability Benefit will be increased by a 3.0% per annum cost of living adjustment in the same manner as described in Section 3.2. The Disability Benefit will be payable in annual or other mutually agreed upon convenient installments.

          (c) Payment of Disability Benefit will be in lieu of Retirement Benefit or Early Retirement Benefit.

     4.2 Effect of Employee's Death. In the event of Employee's death after termination by reason of Disability but before payment in full of all installments of Disability Benefit, Employee's Beneficiary will receive the Death Benefit described in Section 6 without reduction for any prior installments of Disability Benefit and will not be entitled to receive any further installments of Disability Benefit.

     4.3 Evidence of Disability. It will be the responsibility of Employee to provide evidence of his entitlement to Disability Benefits under this Agreement to the Plan Administrator.

5. CHANGE IN CONTROL; EARLY RETIREMENT BENEFIT

     5.1 Early Retirement Benefit. If a Change in Control of Employer occurs and Employee's employment is terminated within two years of the Change in Control, but prior to January 1, 2027, or if the Employee either resigns or is terminated by Employer without Cause, prior to January 1, 2027, but not earlier than January 1, 2015 Employee will be entitled to an Early Retirement Benefit consisting 15 annual installments. The first installment will be 60% of prior 12 months W-2 income, as of the date of termination. The second and each subsequent installment of Early Retirement Benefit will be increased by a 3.0% per annum cost of living adjustment in the same manner as described in Section 3.2. The Early Retirement Benefit will be payable in annual or other mutually agreed upon convenient installments. Payment of Early Retirement Benefit will be in lieu of payment of Retirement Benefit or Disability Benefit.

     5.2 Effect of Employee's Death. In the event of Employee's death after termination as described in Section 5.1 but before payment in full of all installments of Early Retirement Benefit, Employee's Beneficiary will receive the Death Benefit described in Section 6 without reduction for any prior installments of Early Retirement Benefit and will not be entitled to receive any further installments of Early Retirement Benefit.

6. DEATH BENEFIT

     6.1 Death Benefit. Upon Employee's death at any time while this Agreement is in effect (including without limitation during the period after Employee's retirement or other termination of employment) Employee's Beneficiary will be entitled to a Death Benefit consisting of the greater of the Death Benefit provided in Section 6.2, or $500,000. Employee's Beneficiary will not be entitled to any installments of Retirement Benefits.

     6.2 Death Before Retirement. The Full Death Benefit (when Employee is fully Vested) is an amount equal to the present value, as of the date of death, of the Full Retirement Benefit that would have been payable commencing as of January 1, 2027, using a discount rate equal to the Federal Open Market Committee Federal Funds Target Rate as in effect on the date of death.

     6.3 Employer Payment of Death Benefit. Employer expressly agrees to pay from its own funds the Death Benefit described in this Section 6 to Employee's Beneficiary without regard to life insurance policy(ies) being in force on the life of the employee and being payable to the Employer.

     6.4 Time of Payment.  Employee  will pay the Death  Benefit as described in
Section 6.1 in a lump sum cash payment to Employee's Beneficiary as soon as administratively feasible after Employee's death and a proof of claim has been submitted to the insurance carrier or carriers.

     6.5 Proof of Death. Proof of death in such form as is acceptable to the Plan Administrator must be furnished prior to distribution of Death Benefit to a Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payment of Death Benefit under this Agreement, the Plan Administrator will have the right to withhold payment until the matter is finally adjudicated or to interplead the Death Benefit in a court of competent jurisdiction. Any payment of Death Benefit made by Employer in good faith and in accordance with the provisions of this Agreement and of Employee's Beneficiary designation will fully discharge Employer and Plan Administrator from all further obligations with respect to such payment.

7. SOURCE OF BENEFITS, INVESTMENT OF CONTRIBUTIONS

     7.1 Benefits Payable from General Assets. Benefits under this Agreement are unfunded and will be paid exclusively from the general assets of Employer, and no person entitled to payment under the Agreement will have any claim, right, priority, security interest, or other interest in any fund, trust, account, or other asset of Employer that may be looked to for such payment. Nothing in this Agreement will be deemed to create a trust of any kind or to create any fiduciary relationship. The rights of Employee and any Beneficiary to receive any payments from Employer pursuant to this Agreement are no greater than the rights of a general unsecured creditor of Employer.

     7.2 Trust. Notwithstanding the provisions of Section 7.1, Employer will deposit funds or other assets under the City Savings Bank Deferred Compensation Trust (the "Trust") for the sole purpose of paying Benefits under this Agreement (and similar agreements entered into by Employer) from those assets unless the Trust assets are required to satisfy the obligations of Employer to its general creditors. The Trust must meet the requirements of a so-called "rabbi trust" under IRS Revenue Procedure 92-64, 1992-2 CB 422.

     7.3 Investments to Facilitate Payment of Benefits. Although Employer is not obligated to invest in any specific asset or fund or insurance policy in order to provide the means for the payment of any Benefits under this Agreement, Employer may elect to do so. In such event, Employee will not have any interest whatever in such asset or fund or policy. Employee also understands and agrees that his cooperation or participation, in any manner, in the acquisition of any insurance policy or any other general asset by Employer for purposes of funding this Agreement will not constitute a representation to Employee, his Beneficiary, or any person claiming through Employee that any of them has a special, identified, or beneficial interest in such general asset. Although Employer may earmark, invest or segregate assets representing its commitment to Employee under this Agreement, no such action will give Employee or any person claiming through him any claim to any such earmarked or segregated account or investment asset at any time. All such investments and accounts will remain the general assets of Employer. Similarly, no investment earnings, increases or gains realized or unrealized upon any such earmarked or segregated account or investment will inure to the benefit of Employee directly or indirectly, but all will remain the property of Employer. To the extent that Employer funds are actually invested, earmarked and/or segregated for the purpose of performing Employer's obligations under this Agreement, (1) no secured arrangement will be deemed to have been created because of such investment, earmarking or segregation, (2) all earnings, gains, losses and expenses experienced on such investments will remain the property of Employer and will have no effect on Employer's obligations to Employee, and (3) all such assets or funds will remain subject to the claims of Employer's general creditors.

8. ADMINISTRATION OF AGREEMENT

     8.1 Appointment of Plan Administrator. The general administration of this Agreement, as well as its construction and interpretation, is vested in the Plan Administrator.

     8.2 Plan Administrator's Rules and Powers. Subject to the provisions of this Agreement, the Plan Administrator may from time to time establish rules, forms, and procedures for the administration of this Plan. The Plan Administrator's decisions as to entitlement to Benefits, amount of Benefits, and other matters will be based upon Employer records, the Plan Administrator's records, Employer, and all other relevant information, all as interpreted by the Plan Administrator in its sole discretion. Such decisions, actions, and records of the Plan Administrator will be conclusive and binding upon Employer and all persons having or claiming to have any right or interest in or under the Plan.

     8.3 Reliance on Certificate. The Plan Administrator and the officers and directors of Employer will be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for Employer.

     8.4 Liability of Plan Administrator. No members of the Plan Administrator will be liable for any act or omission of any other member of the Plan Administrator except as required by applicable law. Employer will indemnify and save harmless each Plan Administrator against any and all expenses and liabilities arising out of his or her service as Plan Administrator, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a Plan Administrator will be indemnified include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement of such claim or proceeding. The foregoing right of indemnification is in addition to any other rights to which any such person may be entitled as a matter of law or agreement.

     8.5 Interpretation of Plan. The Plan Administrator has full discretionary authority to interpret the Agreement; such interpretations and all other decisions and determinations made by the Plan Administrator will be final and binding upon all parties. In the event that Employee is a member of the Plan Administrator, however, he may not make decisions and determinations affecting his own benefits.

9. CLAIMS FOR BENEFITS

     9.1 Claims Procedures. The Plan Administrator will make all determinations as to the right of Employee or Beneficiary to a benefit under the Agreement. If any person does not receive the benefit to which he or she believes he or she is entitled under this Agreement, said person may file a claim for benefits in writing which must be signed by Employee, Beneficiary or legal representative of Employee or Beneficiary. Claims will be granted or denied within 30 days after receipt unless additional time is required because of special circumstances. If additional time is required, the claimant will be notified in writing before the expiration of 30 days from the receipt of the claim. In no event may the time for reaching a decision with respect to a claim be extended beyond 120 days after receipt of the claim.

     In the event that the Plan Administrator denies a claim for benefits, the claimant will be notified in writing. Such notice will set forth the specific reasons for the denial, the specific provisions of this Agreement on which the denial is based, a description of any additional materials or information necessary to perfect the claim along with an explanation of why such material or information is necessary, and an explanation of the claim review procedure.

     If no action is taken by the Plan Administrator on a claim within 30 days after its receipt, or, if the period for considering the claim has been extended, then if no action is taken within 120 days after receipt of the claim, the claim will be deemed to be denied for purposes of the following review procedure.

     9.2 Review Procedure. If a claim is denied in whole or in part, the claimant may request the Plan Administrator to review its decision. This request must be made in writing within 60 days after the claim has been denied or is deemed to be denied under Section 9.1 and must set forth all of the grounds upon which the request is based, any facts in support of the request, and any issues or comments which the claimant considers relevant to the review. In preparing a request for review, the claimant will be entitled to review any documents that are pertinent to his or her claim at the office of Employer during regular business hours.

     The Plan Administrator will act upon each request for review as soon as possible but not later than 60 days after the request for review is received unless additional time is required because of special circumstances. If additional time is required, the Claimant will be notified in writing before the expiration of 60 days from receipt of the appeal. In no event may the time for reaching a decision upon appeal be extended beyond 120 days after receipt of the notice of appeal.

     The Plan Administrator will make an independent determination concerning the claim for benefits under this Agreement and will give written notice of its decision to the claimant. The decision of the Plan Administrator on any claim review will be final.

     If the Plan Administrator fails to deliver a decision within 60 days after receipt of the request for review, the claim will be deemed denied on review.

10. MISCELLANEOUS

     10.1 Tax Withholding. Employer will withhold all applicable income and payroll taxes from any payment of Benefits under this Agreement.

     10.2 Coverage by ERISA. It is the intention of Employer that this Agreement and the Benefits provided under this Agreement be administered as an unfunded pension benefit plan established and maintained for a member of a select group of management or highly compensated employees as described in Section 201(2) of Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan Administrator will comply in all respects with the requirements imposed by ERISA upon such plans.

     10.3 Not an Employment Contract. The existence of this Agreement does not obligate Employer to continue the employment of Employee with Employer or any affiliate of Employer nor does it limit the right of Employer at any time and for any reason to terminate Employee's employment. In no event may this Agreement, by its terms or implications, constitute an employment contract of any nature whatsoever between Employer and Employee.

     10.4 Other Benefits. The benefits provided for Employee and his Beneficiary under this Agreement are in addition to any other benefits available to Employee under any other program or plan of Employer for its employees, and, except as may otherwise be expressly provided, this Agreement supplements and does not supersede, modify, or amend any other program or plan of Employer. Moreover, benefits under this Agreement will not be considered to be compensation for the purpose of computing deferrals or benefits under any other plan maintained by Employer that is described in Section 401(a) or 402(b) of the Internal Revenue Code of 1986.

     10.5 Restrictions on Alienation of Benefits. No Benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, transfer, or charge by Employee or any Beneficiary or any other person, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, transfer, or charge any Benefit will be void. No Benefit under this Agreement will in any manner be liable for or subject to the debts, contract liabilities, or torts of the person entitled to such Benefit. If Employee or any Beneficiary under this Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, transfer, or charge any right to a Benefit under this Agreement, then such Benefit will, in the discretion of the Plan Administrator, terminate, and, in such event, the Plan Administrator will hold or apply the Benefit or any part for the benefit of Employee or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Plan Administrator, in its sole and absolute discretion, may deem proper.

     10.6 Notice. Any notice which will or may be given under this Agreement must be in writing and will be mailed by United States mail, postage prepaid. If notice is to be given to Employer, such notice will be addressed to Employer at:

                                City Savings Bank
                              2000 Franklin Street
                          Michigan City, Indiana 46360

               marked to the attention of the Plan Administrator,
                        Deferred Compensation Agreement.

     10.7 Change of Address. Any party may, from time to time, change the address to which notices will be mailed by giving written notice of such new address to the appropriate party.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning nonqualified deferred compensation, and may be amended only by means of a written document, signed by the party sought to be charged with the amendment.

     10.9 Effect of Provisions. The provisions of this Agreement will be binding upon Employer and its successors and assigns, and upon Employee, his Beneficiary or Beneficiaries, and any permitted assigns, heirs, executors and administrators.

     10.10 Governing Law. All questions arising with respect to this Agreement will be determined by reference to Employee Retirement Income Security Act of 1974, to the extent applicable, and laws of the State of Indiana.

     10.11 FDIC, Other Rules. This Agreement and the rights of the parties under this Agreement will be governed by and construed in accordance with banking regulations of the state of Indiana and of the FDIC. In the event that one or more of the provisions of this agreement are for any reason held to be invalid, illegal, or unenforceable in any respect under federal or state banking regulations, to the extent applicable, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Agreement.

    EXECUTED this 11th day of November, 2003.


                               CITY SAVINGS BANK

                               By: /s/ Richard G. Cook
                                   ---------------------------------

                               Its:  Richard G. Cook
                                     -------------------------------


                               EMPLOYEE

                               /s/ George Koehm
                               -------------------------------------
                               George Koehm